Exhibit 1

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Novamerican Steel Inc. or any subsequent acquisitions or dispositions of equity securities of Novamerican Steel Inc. by any of the undersigned.

Dated: November 22, 2002


                                        /s/ D. Bryan Jones
                                        --------------------
                                        D. Bryan Jones

                                        3349942 CANADA, INC.


                                        By /s/ D. Bryan Jones
                                           --------------------
                                        D. Bryan Jones
                                        President and Secretary

                                        3414116 CANADA, INC.


                                        By /s/ D. Bryan Jones
                                           --------------------
                                        D. Bryan Jones
                                        President and Secretary